EXHIBIT 24.01

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint BETH A. COSTELLO, DONALD C. HUNT, ALLISON G. NIDERNO and TERENCE SHIELDS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission the Annual Report on Form 10-K of The Hartford Insurance Group, Inc. (the “Company”) for the year ended December 31, 2024 (the “Annual Report”), and any and all amendments thereto and other documents in connection therewith, granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary and requisite to be done in connection with the foregoing, as fully to all intents as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, may lawfully do or cause to be done by virtue hereof; provided, however, that the powers granted herein to each of said attorneys-in-fact and agents shall be effective only upon adoption by the Company’s Board of Directors of a resolution approving the form, substance and filing of the Annual Report.
IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 19th day of February 2025.

/s/ Christopher J. Swift	/s/ Donna James
Christopher J. Swift	Donna James

/s/ Beth A. Costello	/s/ Teresa W. Roseborough
Beth A. Costello	Teresa W. Roseborough

/s/ Allison G. Niderno	/s/ Virginia P. Ruesterholz
Allison G. Niderno	Virginia P. Ruesterholz

/s/ Larry D. De Shon	/s/ Matthew E. Winter
Larry D. De Shon	Matthew E. Winter

/s/ Carlos Dominguez	/s/ Kathleen Winters
Carlos Dominguez	Kathleen Winters

/s/ Trevor Fetter
Trevor Fetter

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